Exhibit (h)(3)(b)

Addendum to Amended and Restated Transfer Agent Interactive Client Services

Agreement Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS ADDENDUM is made as of June 26, 2009, by and between ALPS Fund Services, Inc. (“ALPS”), and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agent Interactive Client Services Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, effective June 26, 2009, the Forward Mini-Cap Fund (“Mini-Cap Fund”) merged into the Forward Small Cap Equity Fund, each a series of the Fund;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect the removal of the Mini-Cap Fund.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule I-A – List of Portfolios. Schedule I-A is replaced in its entirety with the attached Schedule I-A.

2.	Remainder of the Agreement. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Addendum has been executed by a duly authorized representative of each of the parties hereto as of the date of the Addendum first set forth above.

ALPS Fund Services, Inc.	Forward Funds

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE I-A

To the Amended and Restated Transfer Agent Interactive Client Service Agreement

Forward Series Fund List

Dated as of June 26, 2009

Forward Banking and Finance Fund

Forward Emerging Markets Fund

Forward Global Infrastructure Fund

Forward Growth Fund

Forward HITR Fund1

Forward International Equity Fund

Forward International Fixed Income Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Large Cap Equity Fund

Forward Legato Fund

Forward Long/Short Credit Analysis Fund

Forward Real Estate Fund

Forward Select Income Fund

Forward Small Cap Equity Fund

Forward Tactical Growth Fund1

Forward Strategic Realty Fund

[1]	Fund has yet to commence operations.